UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010
MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events
     The Company provides an annual grant of share units to each non-employee director under the Company’s Deferred Compensation Plan for Non-Employee Directors. The units vest on April 1 of the year following the year in which they are granted. The value of such share units is distributed, in cash, on a date or dates, after the vesting date, selected by the non-employee directors in connection with the grant. In January 2009, each of the Company’s non-employee directors was granted 32,258 share units. The share units vested on April 1, 2010. All but one of the Company’s non-employee directors elected in connection with the grant to have the value associated with these share units distributed in cash in April 2010. The distribution of cash associated with these units will be reflected as a disposition of a derivative security in Form 4 reports filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: April 19, 2010	By:	/s/ Timothy J. Mattke
Timothy J. Mattke
Vice President and Controller